UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Brookdale Senior Living Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 21, 2018

Dear Fellow Stockholder:

TIME IS GROWING SHORT—
PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED AND VOTE TODAY!

The October 4, 2018 Annual Meeting of Stockholders of Brookdale Senior Living Inc. is fast approaching and according to our latest records, we have not yet received your vote. Your Board of Directors unanimously recommends that stockholders vote FOR all the items on the agenda.

Since approval of the proposals to amend the Certificate of Incorporation require the affirmative vote of the holders of a majority or (in the case of Proposal 5 to eliminate supermajority voting for director removal by stockholders) 80% of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  If you fail to vote, it will have the same effect as a vote against these proposals. To make sure your shares are represented, we encourage you to vote TODAY by telephone or by Internet.

Thank you for your cooperation.

Very truly yours,

Lee S. Wielansky
Chairman of the Board of Directors

REMEMBER:
Since time is short, we encourage you to submit your proxy
by telephone or by Internet.
Please follow the easy instructions on the enclosed proxy card or voting instruction form.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.